Exhibit 10.4

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of March 28, 2012, among ALERE INC., a Delaware corporation (the “Borrower”), the lenders listed on Exhibit A hereto (the “Incremental B-2 Term Loan Lenders”) and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Credit Agreement referred to below (as amended by this Third Amendment).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the L/C Issuers from time to time party thereto, the Administrative Agent, Jefferies Finance LLC, as Syndication Agent, and Credit Suisse Securities (USA) LLC, DnB NOR Bank ASA, SunTrust Bank and Goldman Sachs Bank USA, as Co-Documentation Agents, are parties to the Credit Agreement, dated as of June 30, 2011 (as amended, supplemented or otherwise modified through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has made a request to the Administrative Agent that one or more Lenders and/or other financial institutions that will become Lenders make additional Incremental Term Loans to the Borrower in an aggregate principal amount of $200,000,000 pursuant to an additional Incremental Term Loan Facility as provided for in Section 2.19(a) of the Credit Agreement;

WHEREAS, pursuant to Section 2.19(c) of the Credit Agreement, the Borrower, the Administrative Agent and the Incremental B-2 Term Loan Lenders desire to enter into this Third Amendment to (i) provide for an additional Tranche of Incremental Term Loan Commitments and Incremental Term Loans to be made pursuant thereto and (ii) establish the terms and conditions relating to such Incremental Term Loan Commitments and Incremental Term Loans, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS, to enable the Borrower to incur additional Incremental Term Loans, the parties hereto wish to amend and/or modify the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments and Modifications to Credit Agreement. The Credit Agreement is hereby amended and modified as of the Incremental B-2 Term Loan Funding Date (as defined below) as follows:

1. The Borrower, the Administrative Agent and the Incremental B-2 Term Loan Lenders hereby agree that the Incremental Term Loan Commitments provided for under this Third Amendment, and the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitments, shall be a separate Tranche of Term Loan Commitments and Term Loans under the Credit Agreement and shall be designated as “Incremental B-2 Term Loan Commitments” and “Incremental B-2 Term Loans” and collectively as an “Incremental Term Loan Facility”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

2. The definition of “Applicable Margin” appearing in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

“Applicable Margin” means, with respect to A Term Loans, Delayed-Draw Term Loans, B Term Loans, Revolving Loans, Swing Loans, Incremental B-1 Term Loans and Incremental B-2 Term Loans, in each case a percentage equal to (i) during the period commencing on the Closing Date and ending on the next date of determination that is at least 180 days after the Closing Date, the percentage set forth in the applicable column opposite Level III in the table set forth below and (ii) thereafter, as of each date of determination (and until the next such date of determination), a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the Consolidated Secured Leverage Ratio in effect as of the last day of the most recently ended Fiscal Quarter:

LEVEL	CONSOLIDATED SECURED LEVERAGE RATIO	A TERM LOANS, DELAYED-DRAW TERM LOANS, REVOLVING LOANS AND SWING LOANS		B TERM LOANS, INCREMENTAL B- 1 TERM LOANS AND INCREMENTAL B-2 TERM LOANS
		BASE RATE LOANS	EURODOLLAR RATE LOANS (EXCEPT FOR SWING LOANS)	BASE RATE LOANS	EURODOLLAR RATE LOANS
I	Greater than 4.00: 1.00	2.50%	3.50%	3.25%	4.25%
II	Less than or equal to 4.00: 1.00 and greater than 3.00 : 1.00	2.00%	3.00%	2.75%	3.75%
III	Less than or equal to 3.00: 1.00	1.75%	2.75%	2.50%	3.50%

Each date of determination for the “Applicable Margin” shall be the date that is 3 Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 6.1(c). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Secured Leverage Ratio), the Applicable Margin with respect to Loans shall equal the percentage set forth in the appropriate column opposite Level I in the table above, effective immediately upon (x) the occurrence of any Event of Default under Section 9.1(e)(ii) or (y) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing.”

3. The definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is amended by restating the final sentence appearing in said definition in its entirety as follows:

“Notwithstanding the foregoing, in no event shall the Eurodollar Base Rate with respect to any Interest Period for any outstanding B Term Loan, Incremental B-1 Term Loan or Incremental B-2 Term Loan that is maintained as a Eurodollar Rate Loan be less than 1.00% per annum.”

4. The definition of “Repricing Event” appearing in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

“Repricing Event” means any prepayment or repayment of B Term Loans, Incremental B-1 Term Loans or Incremental B-2 Term Loans with the proceeds of, or any conversion of B Term Loans, Incremental B-1 Term Loans or Incremental B-2 Term Loans into, any new or replacement tranche of term loans (whether under this Agreement or otherwise) bearing interest with an Effective Yield less than the Effective Yield applicable to the B Term Loans, Incremental B-1 Term Loans or Incremental B-2 Term Loans, as the case may be (as such comparative yields are determined by the Administrative Agent). Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrower and all Lenders holding B Term Loans, Incremental B-1 Term Loans or Incremental B-2 Term Loans, absent manifest error.

5. Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new definitions therein in the appropriate alphabetical order:

“Incremental B-2 Term Loan” has the meaning specified in Section 2.1(b)(v).

“Incremental B-2 Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Incremental B-2 Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I-B under the caption “Incremental B-2 Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Incremental B-2 Term Loan Commitments on the Incremental B-2 Term Loan Funding Date equals $200,000,000.

“Incremental B-2 Term Loan Funding Date” means March 28, 2012.

“Scheduled Incremental B-2 Term Loan Maturity Date” means the sixth (6th) anniversary of the Closing Date, provided, however, that (i) in the event that any Existing Senior Notes remain outstanding on the date that is six months prior to February 1, 2016, then the Scheduled Incremental B-2 Term Loan Maturity Date instead shall be such date, (ii) in the event that any Existing 2016 Subordinated Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled Incremental B-2 Term Loan Maturity Date instead shall be such date, or (iii) in the event that any Existing 2016 Subordinated Convertible Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled Incremental B-2 Term Loan Maturity Date instead shall be such date (unless, in the case of each of clauses (i), (ii) and (iii) above, either (x) the outstanding obligations under the relevant

Existing Notes (including all interest that will accrue thereon until such time as the respective Existing Notes have been redeemed or repaid in full in accordance with the terms of the applicable Existing Notes Indenture and such Existing Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the applicable Existing Notes Documents on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case satisfactory to the Administrative Agent (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Administrative Agent’s security interest under the Guaranty and Security Agreement), which cash can only be accessed by the Borrower for the purpose of repaying the relevant Existing Notes upon any remaining scheduled amortization (including any remaining scheduled interest payments) and in full at maturity).

“Scheduled Incremental B-2 Term Loan Repayment” has the meaning specified in Section 2.6(f).

“Scheduled Incremental B-2 Term Loan Repayment Date” has the meaning specified in Section 2.6(f).

“Third Amendment” means the Third Amendment, dated as of March 28, 2012, to this Agreement by and among the Borrower, the Administrative Agent, the Term Lenders with Incremental B-2 Term Loan Commitments and the other parties thereto (which Third Amendment constitutes an Incremental Term Loan Amendment).

“Total Incremental B-2 Term Loan Commitment” means, at any time, the sum of the Incremental B-2 Term Loan Commitments of each of the Lenders at such time.

6. The final sentence of Section 1.3(a) of the Credit Agreement is hereby restated in its entirety as follows:

“In addition, to the extent that all obligations in respect of any issue of Existing Notes are (x) defeased or satisfied and discharged or (y) cash is deposited as security for the benefit of the Secured Parties in an amount sufficient to repay in full the respective Existing Notes at maturity, as provided for in the definition of Scheduled A Term Loan Maturity Date, Scheduled B Term Loan Maturity Date, Scheduled Delayed-Draw Term Loan Maturity Date, Scheduled Revolving Credit Termination Date, Scheduled Incremental B-1 Term Loan Maturity Date or Scheduled Incremental B-2 Term Loan Maturity Date, respectively, then such issue of Existing Notes will not be considered outstanding for purposes of this Agreement (including any of the covenants or other provisions in Articles V or VIII).”

7. Section 2.1(b) of the Credit Agreement is amended by inserting the following new clause (v) at the end thereof:

“(v) On the terms and subject to the conditions contained in this Agreement (including the conditions to the occurrence of the Incremental B-2 Term Loan Funding Date set forth in the Third Amendment), each Term Loan Lender severally, but not jointly, agrees to make a loan (each an “Incremental B-2 Term Loan”) in Dollars to the Borrower on the Incremental B-2 Term Loan Funding Date in an amount not to exceed such Lender’s Incremental B-2 Term Loan Commitment. Amounts of Incremental B-2 Term Loans repaid may not be reborrowed.”

8. The penultimate sentence in Section 2.2(a) of the Credit Agreement is hereby restated in its entirety as follows:

“The Notice of Borrowing shall specify whether the loans being incurred pursuant to such Borrowing shall constitute Initial Term Loans, Delayed-Draw Term Loans, Incremental B-1 Term Loans, Incremental B-2 Term Loans or Revolving Loans.”

9. Section 2.5(b) of the Credit Agreement is amended by inserting the following new clause (x) at the end thereof:

“(x) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total Incremental B-2 Term Loan Commitment (and the Incremental B-2 Term Loan Commitment of each Lender) shall terminate in its entirety on the Incremental B-2 Term Loan Funding Date (after giving effect to the incurrence of Incremental B-2 Term Loans on such date).”

10. Section 2.6 of the Credit Agreement is amended by inserting the following new clause (f) at the end thereof:

“(f) In addition to any other mandatory repayments pursuant to Section 2.8, on each date set forth below (each, a “Scheduled Incremental B-2 Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of Incremental B-2 Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 2.12(a) and 2.12(b), a “Scheduled Incremental B-2 Term Loan Repayment”):

Scheduled Incremental B-2 Term Loan Repayment Date	Amount

June 30, 2012	$500,000
September 30, 2012	$500,000
December 31, 2012	$500,000
March 31, 2013	$500,000
June 30, 2013	$500,000
September 30, 2013	$500,000
December 31, 2013	$500,000

Scheduled Incremental B-2 Term Loan Repayment Date	Amount

March 31, 2014	$500,000
June 30, 2014	$500,000
September 30, 2014	$500,000
December 31, 2014	$500,000
March 31, 2015	$500,000
June 30, 2015	$500,000
September 30, 2015	$500,000
December 31, 2015	$500,000
March 31, 2016	$500,000
June 30, 2016	$500,000
September 30, 2016	$500,000
December 31, 2016	$500,000
March 31, 2017	$500,000
Scheduled Incremental B-2 Term Loan Maturity Date	$190,000,000

11. Section 2.11(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d) Soft Call Protection on B Term Loans, Incremental B-1 Term Loans and Incremental B-2 Term Loans. At the time of the effectiveness of any Repricing Event that is consummated on or prior to the first anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding B Term Loans, Incremental B-1 Term Loans or Incremental B-2 Term Loans which are repaid, prepaid or converted pursuant to such Repricing Event (including each Term Lender that withholds its consent to such Repricing Event and is replaced under Section 2.18), a fee in an amount equal to 1.00% of the aggregate principal amount of all B Term Loans, Incremental B-1 Term Loans and Incremental B-2 Term Loans repaid, prepaid or converted in connection with such Repricing Event. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Event.”

12. Section 2.19(a) of the Credit Agreement is hereby amended by amending and restating sub-clause (B) appearing in clause (vii) thereof as follows:

“(B) if and to the extent that the Applicable Margin on the B Term Loans is increased pursuant to the provisions of this clause (vii), the Applicable Margin relating to the Incremental B-1 Term Loans and Incremental B-2 Term Loans shall be increased by a like percentage”.

13. Amendment to Schedules. The Schedules to the Credit Agreement are amended by adding new Schedule I-B thereto, a copy of which is attached hereto as Exhibit A.

II. Miscellaneous Provisions.

1. Remedies. This Third Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Third Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

2. Representations and Warranties. To induce the Administrative Agent and the Incremental B-2 Term Loan Lenders to enter into this Third Amendment, the Borrower represents and warrants to the Administrative Agent, the Lenders (including the Incremental B-2 Term Loan Lenders) and the L/C Issuers on and as of the Incremental B-2 Term Loan Funding Date that:

(a) The execution, delivery and performance by the Borrower of this Third Amendment and the performance of the Credit Agreement, as amended by this Third Amendment (the “Amended Credit Agreement”), and the acknowledgment of this Third Amendment by the other Loan Parties signatory hereto: (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any material Contractual Obligation of any Loan Party or any of their respective Subsidiaries, other than those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of their respective Subsidiaries and (iii) do not require any Loan Party or any of their respective Subsidiaries to obtain any Permit from, or make any filing with, any Governmental Authority or obtain any consent from, or notice to, any Person, prior to the Incremental B-2 Term Loan Funding Date except where the failure to obtain any such Permit, make any such filing or obtain any such consent could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) This Third Amendment has been duly executed and delivered by or on behalf of the Borrower and acknowledged by each other Loan Party.

(c) Each of this Third Amendment and the Credit Agreement (as amended by this Third Amendment) is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(d) No Default or Event of Default has occurred and is continuing or would occur after giving effect to the incurrence of the Incremental B-2 Term Loans and the application of the proceeds therefrom.

(e) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right or power to enter into or perform any of its obligations under this Third Amendment, the Credit Agreement (as amended by this Third Amendment), or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Third Amendment, the Credit Agreement (as amended by this Third Amendment) or any other Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to such Loan Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Third Amendment.

(f) As of the Incremental B-2 Term Loan Funding Date, (i) the conditions precedent set forth in Section 3.2 of the Credit Agreement have been satisfied both before and after giving effect to the Incremental B-2 Term Loans and (ii) the Incremental B-2 Term Loans are being made on the terms and conditions set forth in Section 2.19 of the Credit Agreement (it being understood and agreed by the parties hereto that this Third Amendment constitutes the Borrower’s written request for Incremental Term Loans as provided in such Section 2.19).

3. No Waivers/Consents/Amendments. Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, and (b) this Third Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

4. Affirmation of Obligations. Each of the Loan Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof, in each case after giving effect to this Third Amendment and the incurrence of the Incremental B-2 Term Loans. Each Incremental B-2 Term Loan Lender hereby agrees that as of the Incremental B-2 Term Loan Funding Date, such Lender shall become, and have the rights and obligations of, a Lender under the Credit Agreement and the other Loan Documents.

5. Outstanding Indebtedness; Waiver of Claims. Each of the Loan Parties hereby acknowledges and agrees that as of March 27, 2012, the aggregate outstanding principal amount of the Revolving Loans is $0, the aggregate outstanding principal amount of the Initial

Term Loans is $1,539,875,000, the aggregate outstanding principal amount of the Delayed-Draw Term Loans is $300,000,000 and the aggregate outstanding principal amount of the Incremental B-1 Term Loans is $250,000,000. The Borrower and each other Loan Party hereby waive, release, remise and forever discharge the Administrative Agent, the Lenders and each other Indemnitee from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement and the other Loan Documents (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which the Borrower or any other Loan Party ever had, now has or might hereafter have against the Administrative Agent or the Lenders or any other Indemnitee which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, the Lenders or any other Indemnitee on or prior to the Incremental B-2 Term Loan Funding Date; provided, that neither the Borrower nor any other Loan Party waives any Claim solely to the extent such Claim relates to the Administrative Agent’s or any Lender’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

6. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment and all other documents and instruments delivered in connection herewith.

7. Amendment Effectiveness. Upon satisfaction in full in the judgment of Administrative Agent of each of the following conditions, this Third Amendment shall be deemed effective as of March 28, 2012 (the “Incremental B-2 Term Loan Funding Date”):

(a) Amendment. The Administrative Agent shall have received copies of signature pages to this Third Amendment, duly executed and delivered by the Administrative Agent, the Borrower and the Incremental B-2 Term Loan Lenders, and acknowledged by each of the other Loan Parties, with originals to follow promptly thereafter.

(b) Payment of Fees, Costs and Expenses. The Borrower shall have paid, by wire transfer of immediately available funds:

(i) to the Administrative Agent, for the ratable account of each Incremental B-2 Term Loan Lender, an upfront fee in an amount equal to 1.50% of the Incremental B-2 Term Loan Commitment of each such Incremental B-2 Term Loan Lender on the Incremental B-2 Term Loan Funding Date (and prior to the incurrence of any Incremental B-2 Term Loans on such date);

(ii) to the Administrative Agent, all costs, fees and expenses owing in connection with this Third Amendment and the other Loan Documents and due to the Administrative Agent; and

(iii) to White & Case LLP, as counsel to the Administrative Agent, all fees and expenses of White & Case LLP as set forth in the invoice submitted to the Borrower on or about March 26, 2012 in connection with the Loan Documents and this Third Amendment.

(c) No Default; Representations and Warranties. (i) No Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of the Incremental B-2 Term Loans and the application of proceeds therefrom and (ii) the representations and warranties made by or on behalf of the Borrower and each other Loan Party in this Third Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Incremental B-2 Term Loan Funding Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date).

(d) Financial Covenants. The Borrower shall be in compliance, on a Pro Forma Basis (and assuming the full utilization of the Incremental B-2 Term Loan Commitments), as of the last day of the most recently ended Fiscal Quarter on or prior to the Incremental B-2 Term Loan Funding Date, as if such Incremental B-2 Term Loans had been incurred on the first day of the four Fiscal Quarter period ended on the last day of the most recently ended Fiscal Quarter (and after giving effect to any other Pro Forma Transaction that is consummated after the beginning of the most recently ended Fiscal Quarter but prior to or simultaneously with the borrowing of such Incremental B-2 Term Loans), with (x) each of the financial covenants specified in Sections 5.1 and 5.2 of the Credit Agreement (but assuming for the purpose of compliance, on a Pro Forma Basis, with the maximum Consolidated Secured Leverage Ratio set forth in Section 5.1 of the Credit Agreement, that the maximum Consolidated Secured Leverage Ratio permitted at such time was 4.25:100) and (y) a Consolidated Total Leverage Ratio of no greater than 7.00:1.00.

(e) Material Indebtedness. The Borrower shall have demonstrated (including by delivering the certificate required by succeeding clause (f)) to the Administrative Agent’s reasonable satisfaction that the full amount of the Incremental B-2 Term Loans to be incurred on the Incremental B-2 Term Loan Funding Date may be incurred without violating the terms of any other material Indebtedness of the Borrower or any of its Subsidiaries or the documentation governing any such Indebtedness.

(f) Compliance Certificate. The Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by a Responsible Officer of the Borrower, (A) certifying compliance with the requirements of preceding clauses (c), (d) and (e) and clauses (vi) and (vii) of Section 2.19(a) of the Credit Agreement, and (B) containing the calculations (in reasonable detail) required by preceding clauses (d) and (e).

(g) Notes. The Administrative Agent shall have received for the account of each Incremental B-2 Term Loan Lender, having requested the same by notice to the Administrative Agent and the Borrower received by each at least three Business Days prior to the Incremental B-2 Term Loan Funding Date (or such later date as may be agreed by the Borrower), Notes for the Incremental B-2 Term Loan Commitments conforming to the requirements set forth in Section 2.14(e) of the Credit Agreement.

(h) Good Standing Certificates. The Administrative Agent shall have received from the Borrower certificates attesting to the good standing of each Loan Party from each jurisdiction in which such Loan Party is organized.

(i) Officer’s Certificate. The Administrative Agent shall have received from each Loan Party a certificate of the secretary, assistant secretary or other officer of such Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver this Third Amendment and who will execute this Third Amendment and (B) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Third Amendment and each other document executed as part of the Incremental B-2 Term Loan Commitments to which such Loan Party is a party.

(j) Deed of Trust Amendment. In connection with the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Alere San Diego, Inc. (“Alere San Diego”) and dated as of September 16, 2011, as amended by the First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Alere San Diego and dated as of December 7, 2011 (the “Deed of Trust”), the Administrative Agent, on behalf of the Secured Parties, shall have received from Alere San Diego:

(i) a fully executed counterpart of a second amendment to the Deed of Trust (the “Second Amendment to Deed of Trust”, together with the existing Deed of Trust, the “Amended Deed of Trust”), duly executed by Alere San Diego, together with evidence of completion (or satisfactory arrangements for the completion) of all recordings and filings of the Deed of Trust Amendment as may be necessary to create, protect and preserve a valid, perfected Lien, subject only to the Liens permitted under the Amended Deed of Trust against the Property (as defined in the Deed of Trust) purported to be covered thereby; and

(ii) a loan/mortgage modification endorsement and a date down endorsement in respect of the existing title policy which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall reasonably assure the Administrative Agent, without limitation, (A) as of the date of the loan/mortgage modification endorsement that the Lien of the Amended Deed of Trust is of the same priority as the Lien of the Deed of Trust, and (B) as of the date of the date down endorsement the Property is free and clear of all defects and encumbrances subject only to Liens permitted under the Amended Deed of Trust, together with evidence of payment of all applicable title insurance premiums, search and examination charges, and related charges required for the issuance of such endorsements.

(k) Legal Opinions. The Administrative Agent shall have received duly executed favorable opinions of (i) Foley Hoag LLP, special counsel to the Loan Parties in

Delaware and New York and (ii) Perkins Coie LLP, in form and substance similar to the opinion issued by Perkins Coie LLP in respect of the Deed of Trust and dated December 7, 2011, covering all existing opinions as they relate to the Amended Deed of Trust, in each case reasonably satisfactory to the Administrative Agent, each addressed to the Administrative Agent, the Secured Parties, the L/C Issuers and the Lenders and addressing such other matters as the Administrative Agent may reasonably request.

8. Governing Law. This Third Amendment, and the rights and obligations of the parties hereto, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

9. Counterparts. This Third Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first above written.

ALERE INC.

By:	/s/ David Teitel
Name: David Teitel
Title: CFO, VP & Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and as Administrative Agent

By:	/s/ Ryan Guenin
Name: Ryan Guenin
Title: Duly Authorized Signatory

SIGNATURE PAGE TO THE THIRD AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE LENDERS PARTY THERETO AND GENERAL ELECTRIC CAPITAL CORPORATION, AS ADMINISTRATIVE AGENT

JEFFERIES FINANCE LLC

By:	/s/ E. J. Hess
Name: E. Joseph Hess
Title: Managing Director

SIGNATURE PAGE TO THE THIRD AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE LENDERS PARTY THERETO AND GENERAL ELECTRIC CAPITAL CORPORATION, AS ADMINISTRATIVE AGENT

CITIZENS BANK

By:	/s/ Todd A. Seehase
Name: Todd A. Seehase
Title: First Vice President

ACKNOWLEDGED AND AGREED:

ALERE GENETICS, INC.

ALERE HEALTH IMPROVEMENT COMPANY

ALERE HEALTH, LLC

ALERE HEALTHCARE OF ILLINOIS, INC.

ALERE HOME MONITORING, INC.

ALERE INTERNATIONAL HOLDING CORP.

ALERE NEWCO, INC.

ALERE NEWCO II, INC.

ALERE NORTH AMERICA, INC.

ALERE OF NEW YORK, INC.

ALERE SAN DIEGO, INC.

ALERE SCARBOROUGH, INC.

ALERE US HOLDINGS, LLC

ALERE WELLBEING, INC.

ALERE WELLOLOGY, INC.

ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

AMEDITECH INC.

BINAX, INC.

BIOSITE INCORPORATED

FIRST CHECK DIAGNOSTICS CORP.

FIRST CHECK ECOM, INC.

INNOVACON, INC.

INSTANT TECHNOLOGIES, INC.

INVERNESS MEDICAL, LLC

IVC INDUSTRIES, INC.

QUALITY ASSURED SERVICES, INC.

REDWOOD TOXICOLOGY LABORATORY, INC.

RMD NETWORKS, INC.

RTL HOLDINGS, INC.

SELFCARE TECHNOLOGY, INC.

SPDH, INC.

ZYCARE, INC.

By:	/s/ David A. Teitel

Name:	David A. Teitel

Title (respectively): Vice President & Treasurer, Vice President & Treasurer, Vice President & Treasurer, Vice President, Finance, Vice President, Finance, President, President, President, Vice President, Finance, Vice President, Finance, Vice President, Finance, Vice President, Finance, President, Vice President, Finance & Treasurer, Vice President, Finance, Vice President, Finance, General Manager, Vice President, Finance, Vice President, Finance, Vice President, Finance, Vice President, Vice President, Finance, Vice President, Finance, Vice President, Finance, President, Vice President, Finance, Vice President, Finance, Vice President, Finance & Treasurer, Vice President, Finance, Vice President, Finance, President, Chief Financial Officer and Treasurer

ALERE TOXICOLOGY SERVICES, INC.

LABORATORY SPECIALISTS OF AMERICA, INC.

By:	/s/ Ellen V. Chiniara

Name:	Ellen V. Chiniara

Title (respectively): Secretary, Secretary

EXHIBIT A

SCHEDULE I-B

INCREMENTAL B-2 TERM LOAN COMMITMENTS

Incremental B-2 Term Loan
Incremental Term Loan Lender	Incremental B-2 Term Loan Commitment

Jefferies Finance LLC	$198,000,000

Citizens Bank	$2,000,000

TOTAL	$200,000,000